UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 17, 2020

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.00001	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 22, 2020 (the “Closing Date”), Quanta Services, Inc. (the “Company”) closed the sale of $1,000,000,000 aggregate principal amount of its 2.900% Senior Notes due 2030 (the “Notes”), pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into on September 17, 2020, by and among the Company and BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”). The issuance and sale of the Notes (the “Offering”) was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3ASR (Registration No. 333-248776), and was made pursuant to a prospectus supplement, dated September 17, 2020, a pricing term sheet filed as a free writing prospectus on September 18, 2020, and a base prospectus, dated September 14, 2020, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

The Company received net proceeds from the Offering of approximately $986.7 million, after deducting underwriting discounts and estimated offering expenses. On the Closing Date, the Company used the net proceeds from the Offering, together with cash on hand, to voluntarily prepay the term loans outstanding under its existing credit agreement. Certain of the Underwriters or their affiliates are lenders under the existing credit agreement and, as a result, received net proceeds from the Offering. In addition, certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates for which they have received, or may in the future receive, customary fees and commissions. Further, one of the Underwriters is an affiliate of U.S. Bank National Association, the trustee for the Notes.

The Underwriting Agreement contains customary indemnification and contribution provisions whereby the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated September 17, 2020, by and among Quanta Services, Inc. and BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (incorporated by reference from Exhibit 5.1)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2020	QUANTA SERVICES, INC.

	By:	/s/ Derrick A. Jensen
	Name:	Derrick A. Jensen
	Title:	Chief Financial Officer